Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	Doug Holt, Media Contact
(312) 444-7811		(312) 557-1571

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER

NET INCOME OF $314.2 MILLION, UP 46% FROM THE PRIOR YEAR;

EARNINGS PER COMMON SHARE EQUAL $.95.

(Chicago, July 22, 2009) Northern Trust Corporation today reported second quarter net income per common share of $.95, compared with reported net income per common share of $.96 in the second quarter of 2008. Net income was $314.2 million compared with net income of $215.6 million reported in the second quarter of last year. Net income applicable to common stock, which includes the impact of dividends and discount accretion relating to preferred shares, totaled $226.1 million.

Frederick H. Waddell, President and Chief Executive Officer, commented, “We are pleased with our performance in the quarter. Client assets under custody and management, which represent an important component of our business, increased 13% and 7%, respectively, during the quarter. Improved market conditions favorably impacted securities lending revenues and reduced our obligations under capital support agreements with certain Northern Trust investment vehicles. While encouraged by our results, economic conditions remain difficult. In this challenging environment, we continue to maintain a heightened focus on serving the needs of our clients.

In the second quarter, we successfully completed a public offering of common stock, raising $834.5 million, and issued $500 million of senior notes. We were also pleased to complete the redemption of the $1.576 billion in preferred shares while maintaining an exceptionally strong capital position, including a tier 1 capital ratio of 12.6% and a tier 1 common equity ratio of 12.1%, as of June 30, 2009.”

SECOND QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share was $.95 for the second quarter compared to $.96 per share reported in the second quarter of 2008. The current quarter’s earnings per share were reduced by $.37 in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s Capital Purchase Program. The reduction was comprised of $68.6 million, or $.29 per share, attributable to the acceleration of the remaining difference between the carrying value of the preferred shares and their liquidation preference recognized upon the repayment in full of the $1.576 billion preferred share investment made by the U.S. Department of the Treasury under the Capital Purchase Program, and $19.5 million, or $.08 per share, attributable to dividends on the preferred shares that were recorded in the current quarter through the redemption date. The prior year quarter’s results included non-cash accounting charges of $87.3 million, or $.39 per common share, associated with lease transactions.

Northern Trust’s second quarter consolidated revenues totaled $1.05 billion, down 4% from last year’s second quarter. Trust, investment and other servicing fees decreased 7% from last year to $601.4 million and represented 58% of second quarter revenues. Foreign exchange trading income was strong for the quarter and totaled $134.3 million, an increase of 6% from last year’s second quarter. Net interest income totaled $260.1 million, an increase of 5%. Total fee-related income decreased 7% to $785.0 million and represented 75% of revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased 4% from the year-ago quarter to $390.9 million, reflecting significantly lower market valuations, partially offset by securities lending results and new business. The largest component of C&IS fees is custody and fund administration fees, which decreased 19% to $140.5 million, driven primarily by declines in the equity markets. Securities lending fees totaled $172.5 million compared with $149.9 million in the second quarter last year. The current quarter included a positive mark-to-market adjustment of approximately $129 million relating to prior period unrealized asset valuation losses recorded in one mark-to-market investment fund used in our securities lending activities. This compares to a positive mark-to-market adjustment of previous unrealized asset valuation losses of approximately $25 million in the prior year quarter. Excluding the impact of the mark-to-market adjustments, the current quarter decrease in securities lending fees reflects significantly reduced volumes. Fees from asset management in

SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

the quarter totaled $61.1 million, down 15%, reflecting lower market valuations. Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter decreased 11% and totaled $210.5 million compared with $235.9 million a year ago. The decrease in PFS fees resulted from significantly lower market valuations, offset in part by strong new business.

Northern Trust’s total assets under custody were $3.2 trillion and total managed assets were $558.9 billion. C&IS assets under custody totaled $2.9 trillion, down 20% from a year ago, and included $1.6 trillion of global custody assets, 19% lower than a year ago. C&IS assets under management totaled $422.1 billion, a 31% decrease from the prior year. C&IS assets under management for the quarter included $101.0 billion of securities lending related collateral, a 58% decrease from the prior year quarter. Excluding securities lending collateral, C&IS assets under management totaled $321.1 billion compared with $370.5 billion in the prior year quarter, a $49.4 billion, or 13% decrease. PFS assets under custody totaled $300.2 billion, an 8% decrease from $325.9 billion in the prior year quarter. PFS assets under management totaled $136.8 billion, a 4% decrease from $142.8 billion last year. The above decreases in assets under custody and under management are in comparison to the twelve month decline in the S&P 500 index of 28% and in the EAFE index (USD) of 34%.

Foreign exchange trading income equaled $134.3 million, up 6% or $7.7 million from the performance in last year’s second quarter, reflecting higher currency volatility. Revenues from security commissions and trading income totaled $16.8 million, down from $20.4 million in the prior year, reflecting decreased revenue from core brokerage and transition management services.

Other operating income equaled $28.2 million compared with $34.8 million in the same period last year. The decrease reflects the current quarter impact of adverse mark-to-market adjustments recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits and decreased custody-related deposit revenue, partially offset by an increase in commercial loan-related commitment fees.

SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Net investment security losses totaled $17.5 million for the current quarter and included an $18.0 million pre-tax charge to reflect the credit related other-than-temporary impairment of certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio. The charge consisted of $4.3 million relating to three securities previously determined to be other-than-temporarily impaired and $13.7 relating to five securities determined to be other-than-temporarily impaired in the current quarter. There were no investment security gains or losses in the prior year quarter.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $260.1 million, up 5% from $248.8 million reported in the prior year second quarter. The prior year quarter included a $29.4 million reduction from a leasing related adjustment. Average earning assets of $65.6 billion were 4% higher than a year ago, driven by growth in securities and loans. The net interest margin was 1.59%, consistent with the prior year quarter. The prior year quarter net interest margin absent the leasing related adjustment would have been 1.78%. The current quarter decrease, after adjustment, in the net interest margin reflects the diminished value of noninterest-related funding sources resulting from the significant interest rate cuts over the past year.

The reserve for credit losses at June 30, 2009 of $319.1 million increased $15.8 million from the March 31, 2009 balance. The provision for credit losses was $60.0 million in the current quarter and net charge-offs totaled $44.7 million. The current quarter provision reflects the continued weakness in the broader economic environment. A $10.0 million provision was recorded in the prior year second quarter and net charge-offs totaled $4.7 million. Nonperforming loans totaled $227.9 million at June 30, 2009, compared with $167.8 million at March 31, 2009 and $30.1 million at June 30, 2008. The reserve for credit losses of $319.1 million included $21.8 million allocated to loan commitments and other off-balance sheet exposures compared with $10.6 million in the prior year. The remaining $297.3 million reserve assigned to loans and leases at June 30, 2009 represented a reserve to loan and lease ratio of 1.02%, compared with .94% at March 31, 2009 and .60% a year ago. Nonperforming loans of $227.9 million at quarter-end represented .79% of total loans and leases and were covered 1.3 times by the assigned reserve.

SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $502.7 million, a decrease of 22% or $140.6 million from the year-ago quarter’s $643.3 million of noninterest expenses.

Compensation and employee benefit expenses totaled $349.8 million, down $18.9 million or 5% compared with the prior year second quarter. The decrease reflects reductions in performance-based compensation expense, partially offset by higher staff levels and annual salary increases. Staff on a full-time equivalent basis at June 30, 2009 totaled 12,400, up 5% from a year ago.

Expenses associated with outside services totaled $102.1 million, down $4.1 million or 4% from $106.2 million last year. The current quarter decrease reflects decreases in global subcustody and investment manager sub-advisory services and in consulting services, partially offset by increased expenses for technical and legal services.

The remaining expense categories totaled $50.8 million, compared to $168.4 million in the prior year second quarter. The current quarter reflects a $130.1 million expense reduction associated with a valuation adjustment of the liability established in connection with the previously disclosed capital support agreements with certain Northern Trust investment vehicles (Funds). This compares with a valuation related expense increase of $1.2 million recorded in the second quarter of last year. During the current quarter, as a part of the restructuring and final settlement related to an investment vehicle held by eight of the nine Funds covered by capital support agreements, Northern Trust made cash payments totaling $66.7 million which further reduced the liability associated with capital support agreements. As a result of the completion of this investment vehicle’s restructuring and the related support payments, seven of the nine capital support agreements were terminated during the quarter, reducing the aggregate maximum remaining exposure from $550.0 million to $200.2 million. The remaining two capital support agreements expire on November 6, 2009. Excluding the capital support agreement valuation adjustments, the increase in the current quarter totaled $13.7 million and primarily reflects a $29.0 million increase in Federal Deposit Insurance Corporation (FDIC) insurance premiums, including a June 30, 2009 special assessment of $20.2 million. The current quarter

SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

also reflects higher software related expenses. These increases were partially offset by lower charges associated with account servicing activities and reduced business promotion expenses.

Income tax expense of $158.3 million was recorded in the current quarter and resulted in an effective tax rate of 33.5%. The prior year quarter provision for income taxes was $212.5 million, representing an effective tax rate of 49.6%, and included $57.9 million associated with leasing related adjustments. The effective tax rate for the prior year quarter, excluding the impact of the leasing adjustments, was 33.8%.

SECOND QUARTER PERFORMANCE VS. FIRST QUARTER

Net income per common share of $.95 for the second quarter increased from $.61 per share reported in the first quarter of 2009. The current quarter’s earnings per share reflects a $.37 per share reduction attributable to preferred share dividends and discount accretion in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s Capital Purchase Program. This compares with $23.0 million of preferred stock dividends accrued in the first quarter, which reduced first quarter earnings per share by $.10. Net income increased to $314.2 million from $161.8 million reported in the first quarter.

Consolidated revenues increased 16% or $140.9 million to $1.05 billion. Trust, investment and other servicing fees increased $190.7 million or 46% in the quarter, with C&IS fees increasing $183.9 million or 89% and PFS fees increasing $6.8 million or 3%. C&IS fees increased primarily due to higher securities lending fees and new business. Securities lending fees totaled $172.5 million in the current quarter compared with a negative $7.9 million in the first quarter. The current quarter included a positive mark-to-market adjustment of approximately $129 million relating to prior period unrealized asset valuation losses recorded in one mark-to-market investment fund used in our securities lending activities. This compares to a negative mark-to-market adjustment of previous unrealized asset valuation losses of approximately $52 million in the prior quarter. The increase in PFS fees primarily reflects new business and improved markets. Net interest income decreased $27.6 million or 10% in the second quarter,

SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

primarily reflecting a decrease in the net interest margin and lower levels of average earning assets. Foreign exchange trading income increased $3.2 million or 2%.

Other operating income was $28.2 million for the second quarter, compared with $37.1 million in the prior quarter. The decrease reflects the current quarter impact of adverse mark-to-market adjustments recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits, partially offset by an increase in commercial loan-related commitment fees. The prior quarter included gains resulting from the sale of leased equipment.

Net investment security losses totaled $17.5 million for the current quarter and included the $18.0 million pre-tax charge to reflect the credit related other-than-temporary impairment of certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio. The prior quarter included investment security gains of $.4 million.

The provision for credit losses totaled $60.0 million in the current quarter, compared with $55.0 million in the first quarter of 2009.

Noninterest expense totaled $502.7 million in the second quarter, a decrease of $90.8 million or 15% from the first quarter.

Compensation and employee benefits increased $25.7 million, primarily the result of higher performance-based compensation, annual salary increases, and increased staff levels.

Outside services totaled $102.1 million compared with $95.7 million in the first quarter, reflecting increases in global subcustody and investment manager sub-advisor expenses, and increased legal and technical expenses.

SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

The remaining noninterest expense categories for the current quarter totaled $50.8 million, compared with prior quarter expenses of $173.7 million. The lower expense level in the current quarter is primarily attributable to the $130.1 million expense reduction associated with the valuation adjustment of the capital support agreement liability, which compares with a valuation related expense increase of $8.3 million recorded in the first quarter. The increase in expense in the current quarter, excluding the valuation adjustments, reflects the $20.2 million FDIC insurance premium special assessment recorded in the current quarter and higher current quarter expenses associated with account servicing activities, partially offset by lower business promotion and advertising expenses.

The provision for income taxes was $158.3 million in the current quarter resulting in an effective tax rate of 33.5%. This compares with a provision of $83.3 million in the first quarter and an effective tax rate of 34.0%.

SIX-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $1.57 was reported for the six months ended June 30, 2009 compared with operating earnings per common share of $1.98 reported in the 2008 period. The current period’s net income of $476.0 million compares to operating earnings of $447.3 million in the prior year period and resulted in a return on average common equity of 13.34% and a return on average assets of 1.27%. Preferred stock dividends and discount accretion totaling $111.1 million was recognized in the current period in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s Capital Purchase Program, which reduced earnings per share by $.48. The prior year period included an after-tax benefit totaling $153.5 million ($.68 per share) realized in connection with the March 2008 initial public offering of Visa Inc. (Visa) common stock. The benefit reflects a pre-tax gain of $167.9 million on the partial redemption of Northern Trust’s Visa shares in the initial public offering and a $76.1 million offset to previously established Visa indemnification accruals and related charges. The prior year period’s results also included the non-cash accounting charges of $87.3 million, or $.39 per common share, associated with lease transactions.

SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which exclude Visa related adjustments, to reported earnings prepared in accordance with generally accepted accounting principles (GAAP). Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with GAAP in order to provide a clearer indication of the results and trends in Northern Trust’s core businesses.

($ In Millions Except Per Share Data)	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$476.0	$1.57	$600.8	$2.66
Visa Initial Public Offering (net of tax effect of $90.5 in the prior period)	—	—	153.5	.68

Operating Earnings	$476.0	$1.57	$447.3	$1.98

Revenues totaled $1.95 billion, down 6% from the prior year’s $2.07 billion of operating revenues which exclude the Visa related pre-tax gain of $167.9 million. Trust, investment and other servicing fees were $1.01 billion for the period, down 14% compared with $1.17 billion last year. Trust, investment and other servicing fees for the current period represented 52% of revenues, and total fee-related income represented 72% of total revenues.

Trust, investment and other servicing fees from C&IS decreased 16% to $597.9 million from $707.6 million a year ago, primarily reflecting significantly lower market valuations, partially offset by new business. Custody and fund administration fees decreased 20% to $276.8 million, reflecting equity market declines. Securities lending fees totaled $164.6 million compared with $181.8 million last year. The current period included a positive mark-to-market adjustment of approximately $77 million relating to previous unrealized asset valuation losses recorded in one mark-to-market investment fund used in our securities lending activities. This compares to a negative mark-to-market adjustment of previous unrealized asset valuation losses of approximately $72 million in the prior year period. Excluding the impact of the mark-to-market adjustments, the current period decrease in securities lending fees reflects significantly reduced volumes. Fees from asset management fell 17% to $121.5 million reflecting lower market valuations.

SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from PFS decreased 11% and totaled $414.2 million compared with $464.3 million a year ago. The decrease in PFS fees resulted primarily from significantly lower market valuations, partially offset by new business.

Foreign exchange trading income increased 11% and totaled $265.4 million in the period compared with $239.8 million last year. The increase reflects higher currency volatility. Revenues from security commissions and trading income were $33.6 million compared with $38.2 million in the prior year. Other operating income was $65.3 million for the period, compared with $66.6 million last year. The current period includes the impact of adverse mark-to-market adjustments recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits, partially offset by gains resulting from the sale of leased equipment.

Net investment security losses totaled $17.1 million for the current period and included the $18.0 million pre-tax charge to reflect the credit related other-than-temporary impairment of certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio. The prior period included investment security gains of $5.0 million.

Net interest income, stated on a fully taxable equivalent basis, totaled $547.8 million, an increase of 6% from $514.9 million reported in the prior year period. The prior year period included the leasing related adjustment that reduced net interest income by $29.4 million. Total average earning assets of $67.5 billion were 10% higher than a year ago. The net interest margin was 1.64% for the current period, down from 1.69% in the prior period (1.79% after excluding the impact of the prior period leasing adjustment), reflecting the diminished value of noninterest-related funding sources resulting from the significant interest rate cuts over the past year.

The provision for credit losses was $115.0 million for the first six months compared with $30.0 million in 2008. The current period provision reflects weakness in the broader economic environment. Net charge-offs totaled $47.4 million in 2009 and $7.1 million in 2008.

SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $1.10 billion for the period, down 13% from the prior year period’s operating noninterest expenses of $1.25 billion, which exclude the prior year’s $76.1 million Visa benefit. Compensation and employee benefit expenses of $673.9 million compares to $712.2 million in the prior year period and represents 61% of total operating expenses. The current period expense decrease reflects reduced performance-based compensation, partially offset by annual salary increases and the impact of higher staff levels.

Expenses associated with outside services totaled $197.8 million compared to $200.1 million last year. Higher expenses for technical and consulting services were offset by decreases in global subcustody and investment manager sub-advisor expenses.

The remaining noninterest expense categories on an operating basis totaled $224.5 million, down 34% from $342.4 million in 2008. The decrease primarily reflects the current period’s valuation adjustment of the liability established in connection with the capital support agreements, reduced business promotion and advertising expenses, and lower charges related to account servicing activities, partially offset by a $37.0 million increase in FDIC insurance premiums, including the June 30, 2009 special assessment of $20.2 million, and increases in computer software expense.

Total income tax expense was $241.6 million for the six months ended June 30, 2009, representing an effective rate of 33.7%. This compares with $405.4 million in income tax expense and an effective rate of 40.3% for 2008. The effective tax rate for the six months ended June 30, 2008, excluding the impact of the leasing adjustments, was 33.6%.

BALANCE SHEET

Assets averaged $73.8 billion for the quarter, up 4% from last year’s second quarter average of $71.3 billion. Earning assets averaged $65.6 billion, also up 4% from the prior year quarter. The increase in earnings assets resulted from growth in loans and leases and in the securities portfolio, partially offset by a decrease in money market assets. The increase in earning assets was primarily funded by growth in savings deposits and in long- and short-term borrowings, and proceeds received from participation in the U.S. Department of the Treasury’s Capital Purchase Program and Northern Trust’s public offering of common stock, partially offset by a lower level of non-U.S. office time deposits.

Residential mortgages averaged $10.7 billion in the quarter, up 13% from the prior year’s second quarter, and represented 37% of the average loan and lease portfolio. Commercial loans averaged $7.7 billion, up 13% from $6.8 billion last year, while personal loans averaged $4.7 billion, up 14% from last year’s second quarter. Loans outside the U.S. decreased $803.4 million on average from the prior year quarter to $1.0 billion.

Total stockholders’ equity averaged $7.1 billion, up 46% from last year’s second quarter. The increase reflects the issuance of preferred stock and related warrant to the U.S. Department of the Treasury pursuant to the terms of the Capital Purchase Program and the issuance of 17,250,000 common shares in connection with a public offering.

Northern Trust’s risk-based capital ratios remained strong at June 30, 2009, with the Corporation’s tier 1 capital ratio of 12.6%, total risk-based capital ratio of 15.0%, and leverage ratio of 8.6% exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at June 30, 2009 that were above the levels required for classification as a “well capitalized” institution.

BALANCE SHEET (continued)

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 12.1% at June 30, 2009, up from 9.6% at March 31, 2009 and up from 9.3% at June 30, 2008. The following table provides a reconciliation of tier 1 common equity, which excludes preferred stock, to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ in Millions)	June 30, 2009	March 31, 2009	June 30, 2008
Tier 1 Capital	$6,314.7	$6,818.4	$4,890.4
Preferred Stock	—	1,504.6	—
Floating Rate Capital Securities	268.4	268.4	268.3

Tier 1 Common Equity	$6,046.3	$5,045.4	$4,622.1

Tier 1 Capital Ratio	12.6%	13.0%	9.8%
Ratio of Tier 1 Common Equity to Risk-weighted Assets	12.1%	9.6%	9.3%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that the Corporation and investors use to assess capital adequacy.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices and valuations, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 22, 2009. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on July 22, 2009 through 5:00 p.m. CDT on July 29, 2009. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	SECOND QUARTER
	2009	2008	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$601.4	$645.1	(7)%
Foreign Exchange Trading Income	134.3	126.6	6
Treasury Management Fees	21.8	18.4	18
Security Commissions & Trading Income	16.8	20.4	(18)
Other Operating Income	28.2	34.8	(19)
Investment Security Gains (Losses), net	(17.5)	—	N/M

Total Noninterest Income	785.0	845.3	(7)

Interest Income (Taxable Equivalent)	364.6	601.6	(39)
Interest Expense	104.5	352.8	(70)

Net Interest Income (Taxable Equivalent)	260.1	248.8	5

Total Revenue (Taxable Equivalent)	1,045.1	1,094.1	(4)

Noninterest Expenses
Compensation	288.1	306.0	(6)
Employee Benefits	61.7	62.7	(2)
Outside Services	102.1	106.2	(4)
Equipment and Software Expense	61.2	56.9	8
Occupancy Expense	40.4	39.7	2
Other Operating Expenses	(50.8)	71.8	(171)

Total Noninterest Expenses	502.7	643.3	(22)

Provision for Credit Losses	60.0	10.0	500
Taxable Equivalent Adjustment	9.9	12.7	(22)

Income before Income Taxes	472.5	428.1	10
Provision for Income Taxes	158.3	212.5	(26)

NET INCOME	$314.2	$215.6	46%

Net Income Applicable to Common Stock	$226.1	$215.6	5%

Per Common Share (**)
Net Income
Basic	$0.95	$0.97	(2)%
Diluted	0.95	0.96	(1)

Return on Average Common Equity	15.48%	17.75%
Average Common Equity	$5,856.9	$4,886.9	20%
Return on Average Assets	1.71%	1.22%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	$88.1	—	N/M

Average Common Shares Outstanding (000s)
Basic	235,455	220,604
Diluted	236,346	223,869
Common Shares Outstanding (EOP)	241,403	221,047

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.
(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The adoption reduced the prior year quarter’s calculated basic earnings per common share amount by $0.01.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	SECOND QUARTER	FIRST QUARTER
	2009	2009	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$601.4	$410.7	46%
Foreign Exchange Trading Income	134.3	131.1	2
Treasury Management Fees	21.8	20.4	7
Security Commissions & Trading Income	16.8	16.8	—
Other Operating Income	28.2	37.1	(24)
Investment Security Gains (Losses), net	(17.5)	0.4	N/M

Total Noninterest Income	785.0	616.5	27

Interest Income (Taxable Equivalent)	364.6	404.4	(10)
Interest Expense	104.5	116.7	(10)

Net Interest Income (Taxable Equivalent)	260.1	287.7	(10)

Total Revenue (Taxable Equivalent)	1,045.1	904.2	16

Noninterest Expenses
Compensation	288.1	258.3	12
Employee Benefits	61.7	65.8	(6)
Outside Services	102.1	95.7	7
Equipment and Software Expense	61.2	61.7	(1)
Occupancy Expense	40.4	41.8	(3)
Other Operating Expenses	(50.8)	70.2	(172)

Total Noninterest Expenses	502.7	593.5	(15)

Provision for Credit Losses	60.0	55.0	9
Taxable Equivalent Adjustment	9.9	10.6	(7)

Income before Income Taxes	472.5	245.1	93
Provision for Income Taxes	158.3	83.3	90

NET INCOME	$314.2	$161.8	94%

Net Income Applicable to Common Stock	$226.1	$138.8	63%

Per Common Share
Net Income
Basic	$0.95	$0.62	53%
Diluted	0.95	0.61	56

Return on Average Common Equity	15.48%	10.88%
Average Common Equity	$5,856.9	$5,172.9	13%
Return on Average Assets	1.71%	0.85%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	$88.1	$23.0	283

Average Common Shares Outstanding (000s)
Basic	235,455	223,357
Diluted	236,346	224,401
Common Shares Outstanding (EOP)	241,403	223,669

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	SIX MONTHS
	2009	2008	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,012.1	$1,171.9	(14)%
Foreign Exchange Trading Income	265.4	239.8	11
Treasury Management Fees	42.2	35.8	18
Security Commissions & Trading Income	33.6	38.2	(12)
Gain on Visa Share Redemption	—	167.9	N/M
Other Operating Income	65.3	66.6	(2)
Investment Security Gains (Losses), net	(17.1)	5.0	(441)

Total Noninterest Income	1,401.5	1,725.2	(19)

Interest Income (Taxable Equivalent)	769.0	1,291.3	(40)
Interest Expense	221.2	776.4	(72)

Net Interest Income (Taxable Equivalent)	547.8	514.9	6

Total Revenue (Taxable Equivalent)	1,949.3	2,240.1	(13)

Noninterest Expenses
Compensation	546.4	592.2	(8)
Employee Benefits	127.5	120.0	6
Outside Services	197.8	200.1	(1)
Equipment and Software Expense	122.9	111.1	11
Occupancy Expense	82.2	81.1	1
Visa Indemnification Charges	—	(76.1)	N/M
Other Operating Expenses	19.4	150.2	(87)

Total Noninterest Expenses	1,096.2	1,178.6	(7)

Provision for Credit Losses	115.0	30.0	283
Taxable Equivalent Adjustment	20.5	25.3	(19)

Income before Income Taxes	717.6	1,006.2	(29)
Provision for Income Taxes	241.6	405.4	(40)

NET INCOME	$476.0	$600.8	(21)%

Net Income Applicable to Common Stock	$364.9	$600.8	(39)%

Per Common Share (**)
Net Income
Basic	$1.58	$2.70	(41)%
Diluted	1.57	2.66	(41)

Return on Average Common Equity	13.34%	25.45%
Average Common Equity	$5,516.8	$4,746.8	16%
Return on Average Assets	1.27%	1.73%

Common Dividends Declared per Share	$0.56	$0.56	—%
Preferred Dividends and Related Adjustments	$111.1	—	N/M

Average Common Shares Outstanding (000s)
Basic	229,440	220,462
Diluted	230,407	223,699
Common Shares Outstanding (EOP)	241,403	221,047

(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The adoption reduced the prior period’s calculated basic and diluted earnings per common share amount by $0.03 and $0.01, respectively.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30
	2009	2008	% Change (*)
Assets
Money Market Assets	$20,113.7	$23,806.6	(16)%
Securities
U.S. Government	40.8	20.2	103
Government Sponsored Agency and Other	16,658.4	10,868.2	53
Municipal	811.0	836.6	(3)
Trading Account	4.7	11.7	(60)

Total Securities	17,514.9	11,736.7	49
Loans and Leases	29,027.1	28,677.9	1

Total Earning Assets	66,655.7	64,221.2	4
Reserve for Credit Losses Assigned to Loans & Leases	(297.3)	(172.5)	72
Cash and Due from Banks	2,531.3	5,651.6	(55)
Client Security Settlement Receivables	1,162.8	935.4	24
Buildings and Equipment, net	548.1	493.0	11
Other Nonearning Assets	4,444.6	3,678.2	21

Total Assets	$75,045.2	$74,806.9	N/M %

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$14,321.7	$9,833.2	46%
Other Time	1,142.1	573.3	99
Non-U.S. Offices - Interest-Bearing	27,259.2	35,863.7	(24)

Total Interest-Bearing Deposits	42,723.0	46,270.2	(8)
Short-Term Borrowings	7,083.7	2,856.3	148
Senior Notes and Long-Term Debt	4,964.3	3,718.7	33

Total Interest-Related Funds	54,771.0	52,845.2	4
Demand & Other Noninterest-Bearing Deposits	10,857.6	14,004.1	(22)
Other Liabilities	3,287.9	2,993.5	10

Total Liabilities	68,916.5	69,842.8	(1)
Total Equity	6,128.7	4,964.1	23

Total Liabilities and Stockholders’ Equity	$75,045.2	$74,806.9	N/M %

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30 2009	MARCH 31 2009	% Change
Assets
Money Market Assets	$20,113.7	$21,776.0	(8)%
Securities
U.S. Government	40.8	16.2	152
Government Sponsored Agency and Other	16,658.4	16,949.2	(2)
Municipal	811.0	837.8	(3)
Trading Account	4.7	5.1	(8)

Total Securities	17,514.9	17,808.3	(2)
Loans and Leases	29,027.1	30,410.9	(5)

Total Earning Assets	66,655.7	69,995.2	(5)
Reserve for Credit Losses Assigned to Loans & Leases	(297.3)	(286.2)	4
Cash and Due from Banks	2,531.3	2,104.1	20
Client Security Settlement Receivables	1,162.8	702.3	66
Buildings and Equipment, net	548.1	535.2	2
Other Nonearning Assets	4,444.6	5,414.0	(18)

Total Assets	$75,045.2	$78,464.6	(4)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$14,321.7	$13,779.1	4%
Other Time	1,142.1	984.0	16
Non-U.S. Offices - Interest-Bearing	27,259.2	27,785.5	(2)

Total Interest-Bearing Deposits	42,723.0	42,548.6	N/M
Short-Term Borrowings	7,083.7	10,959.4	(35)
Senior Notes and Long-Term Debt	4,964.3	4,469.9	11

Total Interest-Related Funds	54,771.0	57,977.9	(6)
Demand & Other Noninterest-Bearing Deposits	10,857.6	10,796.0	1
Other Liabilities	3,287.9	3,166.0	4

Total Liabilities	68,916.5	71,939.9	(4)
Total Equity	6,128.7	6,524.7	(6)

Total Liabilities and Stockholders’ Equity	$75,045.2	$78,464.6	(4)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	SECOND QUARTER
	2009	2008	% Change (*)
Assets
Money Market Assets	$19,083.1	$24,238.5	(21)%
Securities
U.S. Government	23.5	20.2	16
Government Sponsored Agency and Other	16,661.0	10,901.4	53
Municipal	822.3	833.9	(1)
Trading Account	8.5	14.7	(42)

Total Securities	17,515.3	11,770.2	49
Loans and Leases	29,049.1	26,866.2	8

Total Earning Assets	65,647.5	62,874.9	4
Reserve for Credit Losses Assigned to Loans & Leases	(274.5)	(164.7)	67
Nonearning Assets	8,424.0	8,566.4	(2)

Total Assets	$73,797.0	$71,276.6	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$14,014.8	$9,795.1	43%
Other Time	1,011.2	557.3	81
Non-U.S. Offices - Interest-Bearing	26,123.0	35,892.3	(27)

Total Interest-Bearing Deposits	41,149.0	46,244.7	(11)
Short-Term Borrowings	5,353.3	4,682.2	14
Senior Notes and Long-Term Debt	4,801.5	3,694.7	30

Total Interest-Related Funds	51,303.8	54,621.6	(6)
Demand & Other Noninterest-Bearing Deposits	11,996.7	8,998.5	33
Other Liabilities	3,365.3	2,769.6	22

Total Liabilities	66,665.8	66,389.7	N/M
Total Equity	7,131.2	4,886.9	46

Total Liabilities and Stockholders’ Equity	$73,797.0	$71,276.6	4%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2009 Quarters		2008 Quarters
	Second	First	Fourth	Third	Second
Net Income Summary
Trust, Investment and Other Servicing Fees	$601.4	$410.7	$488.1	$474.9	$645.1
Other Noninterest Income	183.6	205.8	313.3	197.9	200.2
Net Interest Income (Taxable Equivalent)	260.1	287.7	348.3	265.7	248.8

Total Revenue (Taxable Equivalent)	1,045.1	904.2	1,149.7	938.5	1,094.1
Provision for Credit Losses	60.0	55.0	60.0	25.0	10.0
Noninterest Expenses	502.7	593.5	555.2	1,154.0	643.3

Pretax Income (Loss) (Taxable Equivalent)	482.4	255.7	534.5	(240.5)	440.8
Taxable Equivalent Adjustment	9.9	10.6	12.2	12.3	12.7
Provision (Benefit) for Income Taxes	158.3	83.3	180.0	(104.5)	212.5

Net Income (Loss)	$314.2	$161.8	$342.3	$(148.3)	$215.6

Net Income (Loss) Applicable to Common Stock	$226.1	$138.8	$330.3	$(148.3)	$215.6

Per Common Share
Net Income (Loss) - Basic	$0.95	$0.62	$1.47	$(0.66)	$0.97
- Diluted	0.95	0.61	1.47	(0.66)	0.96
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	25.39	22.44	21.89	21.68	22.46
Market Value (EOP)	53.68	59.82	52.14	72.20	68.57

Ratios
Return on Average Common Equity	15.48%	10.88%	26.15%	(11.62)%	17.75%
Return on Average Assets	1.71	0.85	1.72	(0.80)	1.22
Net Interest Margin	1.59	1.68	2.00	1.62	1.59

Risk-based Capital Ratios
Tier 1	12.6%	13.0%	13.1%	9.2%	9.8%
Total (Tier 1 + Tier 2)	15.0	15.2	15.4	11.4	11.7
Leverage	8.6	8.9	8.5	6.6	6.9
Tier 1 Common Equity (non-GAAP)	12.1	9.6	9.6	8.7	9.3

Assets Under Custody ($ in Billions) - EOP
Corporate	$2,908.3	$2,559.3	$2,719.2	$3,217.0	$3,635.7
Personal	300.2	281.7	288.3	314.2	325.9

Total Assets Under Custody	$3,208.5	$2,841.0	$3,007.5	$3,531.2	$3,961.6

Managed Assets	$558.9	$522.3	$558.8	$652.4	$751.4

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$227.9	$167.8	$96.7	$58.8	$30.1
Other Real Estate Owned (OREO)	5.9	4.3	3.5	2.7	4.3

Total Nonperforming Assets	$233.8	$172.1	$100.2	$61.5	$34.4

Nonperforming Assets / Loans & OREO	0.81%	0.57%	0.33%	0.21%	0.12%

Gross Charge-offs	$45.0	$5.4	$16.6	$1.5	$4.9
Less: Gross Recoveries	0.3	2.7	0.8	1.2	0.2

Net Charge-offs (Recoveries)	$44.7	$2.7	$15.8	$0.3	$4.7

Net Charge-offs (Annualized) to Average Loans	0.62%	0.04%	0.21%	0.01%	0.07%
Reserve for Credit Losses Assigned to Loans	$297.3	$286.2	$229.1	$194.7	$172.5
Reserve to Nonaccrual Loans	130%	171%	237%	331%	573%
Reserve for Other Credit-Related Exposures	$21.8	$17.1	$22.0	$12.8	$10.6